EXHIBIT 31i.1
I, H. Thomas Watkins, certify that:
1.	I have reviewed this Quarterly Report on Form 10-Q/A for the period ended June 30, 2006 of Human Genome Sciences, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ H. Thomas Watkins
H. Thomas Watkins
President and Chief Executive Officer (Principal Executive Officer)

Dated: September 27, 2007